UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2023

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400

Chicago, IL 60602

(Address of principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2023, John Bean Technologies Corporation (the “Company”), JBT AeroTech Corporation, a wholly-owned subsidiary of the Company (“AeroTech”), and Oshkosh Corporation, a Wisconsin corporation (“Purchaser”), entered into a Stock and Asset Purchase Agreement (“Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to sell AeroTech and certain related assets and liabilities to Purchaser (the “Transaction”) for approximately $800 million in cash, subject to certain adjustments set forth in the Purchase Agreement.

The Transaction, which has been unanimously approved by the Company’s Board of Directors (the “Board”), is expected to close in the third quarter of 2023, subject to the satisfaction or waiver of certain customary closing conditions, including, among other things: (i) the accuracy of representations and warranties of each party to the Purchase Agreement; (ii) the performance by each party of its obligations and covenants in all material respects; (iii) the absence of any applicable law or injunction enjoining or otherwise prohibiting the consummation of the Transaction; (iv) the expiration or termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain other regulatory approval in certain other jurisdiction; and (v) the consent of the required lenders under the Company’s credit agreement approving the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The covenants relate to, among other things, the following: (i) AeroTech’s obligation to operate its business in all material respects in the ordinary course between execution of the Purchase Agreement and the closing of the Transaction; and (ii) customary non-compete and non-solicitation agreements.

The Purchase Agreement may be terminated by mutual written agreement of the Company and Purchaser or by either the Company or Purchaser in the following circumstances: certain uncured breaches of any representation, warranty, covenant or obligation in the Purchase Agreement by the other party; failure to complete the closing of the Transaction on or prior to November 26, 2023 (subject to extension to January 26, 2024 in the event that conditions relating to specified regulatory approvals have not been satisfied as of that date); or the existence of a law or the issuance of an injunction by a governmental body prohibiting the Transaction.

The description of the Purchase Agreement herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023. The Purchase Agreement will be filed as an exhibit to provide investors with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other parties to the Purchase Agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by each party to the other in connection with the signing of the Purchase Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement and were used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Purchase Agreement contains representations, warranties and covenants by the parties thereto, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors. In addition, investors are not third party beneficiaries under the Purchase Agreement.

Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement, or any description thereof, as characterizations of the actual state of facts or the Company’s condition. Investors should review the Purchase Agreement, or any descriptions thereof, not in isolation, but only in conjunction with the other information about the Company that it includes in reports, statements and other filings the Company makes with the SEC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, the Board approved a special one-time bonus of $400,000 for David C. Burdakin, the Company’s Executive Vice President and President, AeroTech, in recognition of his efforts on behalf of the Company in connection with the Transaction. The bonus, which is outside of the Company’s annual executive compensation plan for 2023, will be paid to Mr. Burdakin at the closing of the Transaction.

Item 7.01.	Regulation FD Disclosure.

On May 30, 2023, the Company issued a press release announcing our entry into the Purchase Agreement. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued May 30, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Forward-Looking Statements.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These forward-looking statements include, among others, statements relating to our business and our results of operations, the divestiture of AeroTech, the expected benefits of the Transaction and the expected timing of closing of the Transaction and our objectives, strategies, plans, goals and targets.

The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: the risk that the conditions set forth in the Purchase Agreement will not be satisfied or waived; uncertainties as to the timing of the closing of the Transaction; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; inflationary pressures, including increases in energy, raw material, freight, and labor costs; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with acquisitions or strategic investments; fluctuations in currency exchange rates; impact of climate change and environmental protection initiatives; our ability to comply with the laws and regulations governing our U.S. government contracts; acts of terrorism or war, including the recent conflict between Russia and Ukraine; termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; difficulty in implementing our pure play food and beverage business strategy; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; a systemic failure of the banking system in the United States or globally impacting our customers’ financial condition and their demand for our goods and services; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission and in any subsequently filed Form 10-Q. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements made by the Company or on its behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: May 30, 2023	By:	/s/ Matthew J. Meister
	Name	Matthew J. Meister
	Title	Executive Vice President and Chief Financial Officer (Principal Financial Officer)